Exhibit 21.2

                             List of Subsidiaries
                               of MCII Holdings

          Name of Subsidiary                 State of Incorporation

          Motor Coach Industries
          International, Inc. ("MCII")       Delaware

          Subsidiaries of MCII:
               Transportation Manufacturing
                    Operations, Inc.         Delaware
               BusLease, Inc.                Delaware
               Hausman Bus Sales, Inc.       Delaware
               MCI Acceptance Corp.          Delaware
               MCIL Holdings, Ltd.           Canada
               Motor Coach Industries
                    Limited                  Canada
               Frank Fair Industries, Ltd.   Manitoba, Canada
               Motor Coach Industries, Inc.  Delaware
               North American Coach, Inc.    Delaware
               TMO Holdings of Canada, Ltd.  Canada
               Transit Bus International,
                    Inc.                     Delaware
               Custom Coach Corporation      California
               Greyhound Overseas Services,
                    Inc.                     Virgin Islands
               Transport Technology Corpo-
                    ration                   Arizona (subsidiary is
                                             inactive)
               Universal Coach Parts, Inc.   Delaware